Exhibit 5.1

Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 T +1 202 662 6000

May 3, 2023

Uber Technologies, Inc.

1515 3rd Street

San Francisco, California 94158

Ladies and Gentlemen:

We have acted as counsel to Uber Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited dollar amount of (i) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.00001 per share (the “Preferred Stock”), (iii) debt securities, in one or more series (the “Debt Securities”), (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, (v) purchase contracts, including contracts obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of Securities (as defined herein) at a future date or dates (the “Purchase Contracts”), (vi) guarantees of Debt Securities (the “Guarantees”), and (vii) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants or Purchase Contracts (the “Units”), pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Purchase Contracts, the Guarantees and the Units are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

We have reviewed the Registration Statement, including the form of prospectus included therein, the form of indenture filed as Exhibit 4.4 thereto (the “Indenture”), and such corporate records, certificates, and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

Uber Technologies, Inc.
May 3, 2023

We have assumed that, at the time of the issuance, sale, and delivery of each issue of Securities: (i) the execution, delivery and performance by the Company of the Indenture and any supplemental indenture thereto, warrant agreement, purchase contract agreement, guarantee agreement, unit agreement, amendment to the certificate of incorporation or other relevant governing instrument (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company, (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Securities, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof and (iii) the prospectus included in the Registration Statement will describe the Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby. We have also assumed that the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents (other than any amendment to the certificate of incorporation) will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock, or of any other Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company will have a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its certificate of incorporation. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Uber Technologies, Inc.
May 3, 2023

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:

1.          With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of the shares of Common Stock and fix or otherwise determine the consideration to be received for the shares of Common Stock and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; and (iv) the shares of Common Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of such shares of Common Stock and the plan of distribution, then, upon the happening of such events, such shares of Common Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

2.          With respect to shares of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of the Preferred Stock and to authorize the issuance and sale of the shares of Preferred Stock of such series and fix or otherwise determine the consideration to be received for the shares of Preferred Stock of such series and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations, and other orders of the Commission and other regulatory authorities have been obtained; (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law; and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of such shares of Preferred Stock of such series and the plan of distribution, then, upon the happening of such events, such shares of Preferred Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

Uber Technologies, Inc.
May 3, 2023

3.          With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Indenture (including any supplement thereto) has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law (the “Trustee”) and such Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver the Indenture and any necessary supplemental indenture and to authorize the form, terms, execution and delivery of any Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (v) any shares of Common Stock or Preferred Stock issuable upon the conversion or exchange of such Debt Securities, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (vi) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and any applicable supplemental indenture, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.          With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and, with respect to shares of Common Stock or shares of Preferred Stock, reserved for issuance and sale; and (v) the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Uber Technologies, Inc.
May 3, 2023

5.          With respect to the Purchase Contracts: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a purchase contract agreement and to authorize the form, terms, execution and delivery of the Purchase Contracts and to fix or otherwise determine the consideration to be received for the Purchase Contracts; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any Securities to be issued pursuant to such Purchase Contracts have been duly and validly authorized and, with respect to shares of Common Stock or shares of Preferred Stock, reserved for issuance and sale; and (v) any necessary purchase contract agreement has been duly authorized, executed, and delivered by the Company and any other party thereto, and the Purchase Contracts have been duly executed and delivered by the Company against payment therefor in accordance with any applicable purchase contract agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Purchase Contracts and the plan of distribution, then, upon the happening of such events, the Purchase Contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.          With respect to Guarantees: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver the Guarantees and to authorize the form, terms, execution and delivery of the Guarantees and any Securities related to such Guarantees and to fix or otherwise determine the consideration to be received for the Guarantees and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any Debt Securities related to such Guarantees have been duly and validly authorized; and (v) the Guarantees and any necessary Guarantee agreement related to such Guarantees have been duly executed and delivered by the Company against payment therefor, in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Guarantees and the plan of distribution, then, upon the happening of such events, the Guarantees will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Uber Technologies, Inc.
May 3, 2023

7.          With respect to Units: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and any other Securities underlying the Units and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Guarantees to be issued pursuant to such Units have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the Units and the Securities underlying the Units have been duly executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement, in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Units and the Securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Our opinions above are qualified to the extent that the enforcement of any Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP